Exhibit 4.4

Execution Version

AMENDMENT NO. 3 TO THE AMENDED AND RESTATED BASE INDENTURE

THIS AMENDMENT NO. 3 TO THE AMENDED AND RESTATED BASE INDENTURE, dated and effective as of September 17, 2019 (this “Amendment”), is entered into by and among (i) DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company, as the issuer (the “Issuer”) and (ii) CITIBANK, N.A., a national banking association, not in its individual capacity, but solely in its capacity as the trustee under the Indenture referred to below (together with its successor and assigns in such capacity, the “Trustee”). Capitalized terms used and not defined herein shall have the meanings set forth or incorporated by reference in the Indenture.

RECITALS

WHEREAS, the Issuer and the Trustee have entered into the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended by Amendment No. 1 to the Amended and Restated Base Indenture, dated as of March 19, 2019 and Amendment No. 2 to the Amended and Restated Base Indenture, dated as of June 15, 2019 (as the same may be further amended, supplemented or otherwise modified from time to time exclusive of the Series Supplements thereto, the “Base Indenture”), and the Series 2015-1 Supplement thereto, dated as of July 31, 2015, the Series 2016-1 Supplement thereto, dated as of May 20, 2016, the Series 2018-1 Supplement thereto, dated as of April 24, 2018, the Series 2019-1 Supplement thereto, dated as of March 19, 2019 and the Series 2019-2 Supplement thereto, dated as of September 17, 2019 (each such Series Supplement, together with the Base Indenture and any additional Series Supplements thereto entered into from time to time, the “Indenture”).

WHEREAS, Section 13.1(a) of the Base Indenture provides, among other things, that the Issuer and the Trustee, without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, may at any time, and from time to time, make certain amendments, waivers and other modifications to the Base Indenture, including the types of amendments set forth in Section 1(a) through (k) of this Amendment; and

WHEREAS, the Issuer desires to amend the Base Indenture in certain respects, as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.    Amendments to the Base Indenture. The Base Indenture is hereby amended as follows:

(a)    The definition of “Allocated Note Amount” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Allocated Note Amount” means, as of any date of determination, an amount equal to the greater of (x) zero, (y) with respect to (i) any Securitization Asset in existence on the Series 2015-1 Closing Date, the pro rata portion of $460,000,000 allocated to such asset on the Series 2015-1 Closing Date based on such asset’s contribution to Retained Collections during the four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2015, (ii) any Securitization Asset in existence on the Series 2016-1 Closing Date, the pro rata portion of $45,000,000 allocated to such asset on the Series 2016-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the first Quarterly Fiscal Period of 2016, (iii) any Securitization Asset or Contributed Securitization-Owned Location Asset in existence on the Series 2018-1 Closing Date, the pro rata portion of $250,000,000 allocated to such asset on the Series 2018-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the first Quarterly Fiscal Period of 2018, (iv) any Securitization Asset or Contributed Securitization-Owned Location Asset in existence on the Series 2019-1 Closing Date, the pro rata portion of $300,000,000 allocated to such asset on the Series 2019-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the fourth Quarterly Fiscal Period of 2018, (v) any Securitization Asset or Contributed Securitization-Owned Location Asset in existence on the Series 2019-2 Closing Date, the pro rata portion of $275,000,000 allocated to such asset on the Series 2019-2 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2019 and (vi) any Securitization Asset or Contributed Securitization-Owned Location Asset arising after the Series 2019-2 Closing Date, the Outstanding Principal Amount of the Notes allocated to such asset, on the date such asset was included in the Securitized Assets, based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the then-most recently ended four Quarterly Fiscal Periods. With respect to any New Franchise Agreement that does not have a four Quarterly Fiscal Period operating period as of the date such asset was included in the Securitized Assets, such asset’s contribution to Retained Collections will equal the average of all collected Franchisee Payments under such New Franchise Agreements during the four Quarterly Fiscal Periods ending as of the date such New Franchise Agreement was included in the Securitized Assets.

(b)    The definition of “Contributed Development Agreements” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Contributed Development Agreements” means, collectively, all Development Agreements and related guaranty agreements existing as of the Series 2015-1 Closing

Date, the Series 2016-1 Closing Date, the Series 2018-1 Closing Date, the Series 2019-1 Closing Date and the Series 2019-2 Closing Date that were contributed to an SPV Franchising Entity on the Series 2015-1 Closing Date, the 2016-1 Closing Date, the Series 2018-1 Closing Date, following the Series 2018-1 Closing Date and prior to the Series 2019-1 Closing Date and following the Series 2019-1 Closing Date and on or prior to the Series 2019-2 Closing Date pursuant to the applicable Contribution Agreements.

(c)    The definition of “Contributed Franchise Agreements” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Contributed Franchise Agreements” means, collectively, all Franchise Agreements and related guaranty agreements existing as of the Series 2015-1 Closing Date, the Series 2016-1 Closing Date, the Series 2018-1 Closing Date, the Series 2019-1 Closing Date and the Series 2019-2 Closing Date in respect of Branded Locations in the United States that were contributed to an SPV Franchising Entity on the Series 2015-1 Closing Date, the 2016-1 Closing Date, the Series 2018-1 Closing Date, following the Series 2018-1 Closing Date and prior to the Series 2019-1 Closing Date and following the Series 2019-1 Closing Date and on or prior to the Series 2019-2 Closing Date pursuant to the applicable Contribution Agreements.

(d)    The definition of “Contribution Agreements” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Contribution Agreements” means, collectively (in each case as amended, supplemented or otherwise modified from time to time):

(i)	the First-Tier Contribution Agreement, dated of the Series 2015-1 Closing Date, by and between Parent and Funding Holdco;

(ii)	the First-Tier CARSTAR Contribution Agreement, dated of the Series 2016-1 Closing Date, by and between Parent and Funding Holdco;

(iii)	the First Tier Take 5 and Spire Contribution Agreement, dated of the Series 2018-1 Closing Date, by and between Parent and Funding Holdco;

(iv)	the First Tier Super-Lube Contribution Agreement, dated of February 21, 2019, by and between Parent and Funding Holdco;

(v)	the First Tier Kwik Kar Contribution Agreement, dated as of June 21, 2019, by and between Parent and Funding Holdco;

(vi)	the First Tier Bolton Contribution Agreement, dated as of July 24, 2019, by and between Parent and Funding Holdco;

(vii)	the First Tier Express Contribution Agreement, dated as of August 12, 2019, by and between Parent and Funding Holdco;

(viii)	the First Tier Fast Track Contribution Agreement, dated as of August 15, 2019, by and between Parent and Funding Holdco;

(ix)	the Second-Tier Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Funding Holdco and the Issuer;

(x)	the Second-Tier CARSTAR Contribution Agreement, dated as of the Series 2016-1 Closing Date, by and between Funding Holdco and the Issuer;

(xi)	the Second Tier Take 5 and Spire Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between Funding Holdco and the Issuer;

(xii)	the Second Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between Funding Holdco and the Issuer;

(xiii)	the Second Tier Kwik Kar Contribution Agreement, dated as of June 21, 2019, by and between Funding Holdco and the Issuer;

(xiv)	the Second Tier Bolton Contribution Agreement, dated as of July 24, 2019, by and between Funding Holdco and the Issuer;

(xv)	the Second Tier Express Contribution Agreement, dated as of August 12, 2019, by and between Funding Holdco and the Issuer;

(xvi)	the Second Tier Fast Track Contribution Agreement, dated as of August 15, 2019, by and between Funding Holdco and the Issuer;

(xvii)	the Third-Tier Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and Franchisor Holdco:

(xviii)	the Third-Tier Driven Product Sourcing Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and SPV Product Sales Holder;

(xix)	the Third-Tier Radiator Franchisor Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and 1-800-Radiator Franchisor;

(xx)	the Third-Tier Radiator Product Sourcing Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and Radiator Product Sales Holder;

(xxi)	the Third-Tier CARSTAR Contribution Agreement, dated as of the Series 2016-1 Closing Date, by and between the Issuer and CARSTAR Franchisor;

(xxii)	the Third Tier Take 5 Franchise Assets Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Issuer and Franchisor Holdco:

(xxiii)	the Third Tier Take 5 Company Location Assets Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Issuer and Take 5 Properties;

(xxiv)	the Third Tier Spire Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Issuer and SPV Product Sales Holder;

(xxv)	the Third Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between the Issuer and Franchisor Holdco;

(xxvi)	the Third Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between the Issuer and Take 5 Properties;

(xxvii)	the Third Tier Kwik Kar Contribution Agreement, dated as of June 21, 2019, by and between the Issuer and Take 5 Properties;

(xxviii)	the Third Tier Bolton Contribution Agreement, dated as of July 24, 2019, by and between the Issuer and Take 5 Properties;

(xxix)	the Third Tier Express Contribution Agreement, dated as of August 12, 2019, by and between the Issuer and Take 5 Properties;

(xxx)	the Third Tier Fast Track Contribution Agreement, dated as of August 15, 2019, by and between the Issuer and Take 5 Properties;

(xxxi)	the Fourth-Tier Drive N Style Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Drive N Style Franchisor;

(xxxii)	the Fourth-Tier Econo Lube Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Econo Lube Franchisor;

(xxxiii)	the Fourth-Tier Maaco Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Maaco Franchisor;

(xxxiv)	the Fourth-Tier Meineke Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Meineke Franchisor;

(xxxv)	the Fourth-Tier Merlin Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Merlin Franchisor;

(xxxvi)	the Fourth Tier Take 5 Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Franchisor Holdco and Take 5 Franchisor;

(xxxvii)	the Fourth Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between the Franchisor Holdco and Take 5 Franchisor; and

(xxxviii)	All future contribution agreements of a similar nature to those described in items (i) though (xxxvii), above, entered into in accordance with the Transaction Documents.

(e)    Clause (a) of the definition of “DSCR” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“(a)     “Net Cash Flow” for the Driven Securitization Brands for the three (3) Quarterly Fiscal Periods ended December 29, 2018, March 30, 2019 and June 29, 2019, will be deemed to be $45,027,287, $47,921,085 and $54,650,956, respectively, to give effect to the Pre-Series 2019-1 Closing Date Acquisitions and Pre Series 2019-2 Closing Date Acquisitions. Net Cash Flow acquired in such acquisitions for the Quarterly Fiscal Period including the Series 2019-2 Closing Date will include the Manager’s good faith estimate (in accordance with the Managing Standard) of what such Net Cash Flow would have been for such acquisitions for the period between the first day of such Quarterly Fiscal Period and the Series 2019-2 Closing Date based on items that would otherwise have constituted Collections actually received by the Manager during that period; and”

(f)    Clause (b) of the definition of “DSCR” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“(b)     “Debt Service” due in respect of the Series 2019-2 Class A-2 Notes for any Quarterly Fiscal Period elapsed prior to the Series 2019-2 Closing Date shall be deemed to be the Debt Service measured for the first Quarterly Fiscal Period including the Series 2019-2 Closing Date, adjusted for the irregular number of days in such Quarterly Fiscal Period.”

(g)    The definition of “Note Purchase Agreements” is hereby amended to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Note Purchase Agreements” means each Class A-1 Note Purchase Agreement, the Series 2015-1 Note Purchase Agreement, the Series 2016-1 Note Purchase Agreement, the Series 2018-1 Note Purchase Agreement, the Series 2019-1 Note Purchase Agreement, the Series 2019-2 Note Purchase Agreement and each other note purchase agreement pursuant to which Notes are purchased.

(h)    The definition of “Future Brand” is hereby amended to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Future Brand” means any franchise brand that is acquired or developed by Parent or any of its affiliates after the Series 2018-1 Closing Date and contributed to one or more Securitization Entities in a manner consistent with the terms of the Transaction Documents; provided that “Future Brand” will not include any of the Driven Securitization Brands existing as of the Series 2015-1 Closing Date, Series 2016-1 Closing Date or Series 2018-1 Closing Date or any Trademark owned by a Securitization Entity as of the Series 2015-1 Closing Date, Series 2016-1 Closing Date or Series 2018-1 Closing Date nor does “Future Brand” include any Pre-Take 5 Conversion Brand.

(i)    The definition of “Senior Notes Quarterly Post-ARD Additional Interest” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Senior Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement (including, for the avoidance of doubt, the Series 2019-2 Class A-2 Quarterly Post-ARD Additional Interest and any Post-ARD Additional Interest on the Class A-1 Notes and any other Series of Class A-2 Notes); provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as a “Senior Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-ARD Additional Interest”. For purposes of the transactions contemplated in connection with the offer and sale of the Series 2019-2 Senior Notes, the Series 2015-1 Class A-1 post-renewal date additional interest, the Series 2015-1 Class A-2 Post-ARD Additional Interests, the Series 2016-1 Class A-2 Post-ARD Additional Interest, the Series 2018-1 Class A-2 Post-ARD Additional Interest, the Series 2019-1 Class A-2 Post-ARD Additional Interest and the Series 2019-2 Class A-2 Post-ARD Additional Interest will be included under this definition.

(j)    The following new definition of “Pre-Take 5 Conversion Brand” is hereby added to Annex A of the Base Indenture in the correct alphabetical order therefor:

“Pre-Take 5 Conversion Brand” means any name or Trademark acquired by Parent that is intended to be used on a short-term, temporary basis until such time as such name or Trademark is converted to the Take 5 Brand.”

(k)    Section 8.25(d) of the Base Indenture is hereby amended to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

If the Issuer or any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires (other than for a Pre-Take 5 Conversion Brand) an application for the registration of any Patent, Trademark or Copyright with the USPTO, the USCO or the CIPO, the Issuer or such Guarantor (i) shall give the Trustee and the Control Party written notice thereof and (ii) upon reasonable request of the Control Party, solely with respect to such applications filed in the United States and Canada, in a reasonable time after such filing (and in any event within ninety (90) days), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement in the United States or Canada, as applicable, including, without limitation, executing and delivering (x) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit E-1 hereto, (y) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit E-2 hereto and/or (z) the Supplemental Notice of Grant of Security Interest in Copyrights substantially in the form attached as Exhibit E-3 hereto, as applicable.

2.    Effectiveness. This Amendment shall become effective on the date hereof upon the execution and delivery of this Amendment by the signatories hereto.

3.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Base Indenture shall remain in full force and effect and each reference to the Base Indenture and words of similar import in the Base Indenture, as amended hereby, shall be a reference to the Base Indenture as amended hereby and as the same may be further amended, supplemented or otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Base Indenture other than as set forth herein. This Amendment may not be amended, supplemented or otherwise modified except in accordance with the terms of the Base Indenture. This Amendment constitutes a Supplement pursuant to Section 13.3 of the Base Indenture. This Amendment shall inure to the benefit of and be finding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

4.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

5.    Counterparts. This Amendment may be executed by the parties hereto in several counterparts (including by facsimile or other electronic means of communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

6.    Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Issuer, or the validity or sufficiency of this Amendment and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. In entering into this Amendment, the Trustee shall have all of the rights, powers, duties and obligations of the Trustee under the Base Indenture and any other Transaction Document to which the Trustee is party and, for the avoidance of doubt, shall be entitled to the benefit of every provision thereunder relating to the conduct of or affecting the liability of or affording protection to the Trustee.

7.    Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DRIVEN BRANDS FUNDING, LLC, as Issuer

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

[Signature Page to Amendment No. 3 to Amended and Restated Base Indenture]

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Anthony Bausa
	Name:	Anthony Bausa
	Title:	Senior Trust Officer

[Signature Page to Amendment No. 3 to Amended and Restated Base Indenture]

CONSENT OF SERVICER, CONTROL PARTY AND CONTROLLING CLASS REPRESENTATIVE:

In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Servicer and in its capacity as Control Party to exercise the rights of the Controlling Class Representative (pursuant to Section 11.1(d) of the Base Indenture), hereby consents to the execution and delivery by the Issuers and the Trustee of this Amendment No. 3 to the Amended and Restated Base Indenture.

MIDLAND LOAN SERVICES, as Control Party

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Base Indenture]